SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   FORM 8-A12B

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                           CIRCLE GROUP HOLDINGS, INC.
               (Exact name of registrant as specified in charter)


                DELAWARE                                36-4197173

(State of incorporation or organization)    (I.R.S. Employer Identification no.)

           1011 CAMPUS DRIVE
          MUNDELEIN, ILLINOIS                              60060

(Address of Principal Executive Offices)                 (Zip Code)


Securities Act registration statement file number to which this form relates:

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of Each Class                         Name of Each Exchange on Which
    to be so Registered                         Each Class is to be Registered
    -------------------                         ------------------------------

  COMMON STOCK, $.00005 PAR VALUE               THE AMERICAN STOCK EXCHANGE


Securities to be registered pursuant to Section 12(g) of the Act:


                                 NOT APPLICABLE

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the common stock set forth in Item 12 of Circle Group Holdings, Inc.'s (the "Company's") registration statement on Form 10-SB12G, File No. 000-27841, filed on August 21, 2001, as subsequently amended, is hereby deemed to be incorporated by reference into this registration statement in accordance with the Instruction to Item 1 of this Form.


ITEM 2.  EXHIBITS.

*1.      Articles of Incorporation of the Company (Incorporated by Reference to
         Exhibit 2.1 to the Company's Form 10-SB12G)

*2. Bylaws of the Company (Incorporated by Reference to Exhibit 2.2 to the Company's Form 10-SB12G)

*3. Form of Specimen Stock Certificate of the Company's Common Stock(Incorporated by Reference to Exhibit 3.1 to the Company's Form 10-SB12G)

______________

* Incorporated by reference.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.




                                By:      /s/ Gregory J. Halpern
                                         ----------------------
                                Name:    Gregory J. Halpern
                                Title:   Chairman of the Board, President
                                         and Chief Executive Officer


Date:    March 29, 2004